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                                                                     EXHIBIT 8.1

                [LETTERHEAD OF ANDERSON KILL OLICK & OSHINSKY]


                                          July 1, 1996

Danielson Holding Corporation
Mission Sub E, Inc.
767 Third Avenue
New York, NY 10017-2023

Ladies and Gentlemen:

          We have acted as counsel to Danielson Holding Corporation ("Danielson") and Mission Sub E, Inc. ("Merger Sub") in connection with the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended, of a Registration Statement on Form S-4 (the "Registration Statement"), relating to the registration of common and preferred stock of Danielson to be issued by Danielson pursuant to the terms of the Agreement and Plan of Merger (the "Merger Plan") among Danielson, Merger Sub and Midland Financial Group, Inc. ("Midland"), whereby Midland will be merged with and into Merger Sub (the "Merger"). This opinion is being rendered pursuant to the requirements of Form S-4 and is subject to receipt by counsel prior to the Effective Time (as defined in the Merger Plan) of certain written representations of Danielson and Midland.

          We are of the opinion that the discussion in the Joint Proxy Statement/Prospectus constituting part of the Registration Statement under the caption "Certain Federal Income Tax Consequences," insofar as it relates to statements of law or legal conclusions, is accurate in all material respects.

          We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to the reference to our firm under the caption "Certain Federal Income Tax Consequences" in the Joint Proxy
Statement/Prospectus. However, this opinion is not to be used for any other purpose without our prior consent.

                                          Very truly yours,

                                          Anderson Kill Olick & Oshinsky, P.C.


                                          By:/s/ Stefan R. Boshkov
                                             --------------------------
                                              Stefan R. Boshkov